Exhibit 10.33

MERGER SUCCESS FEE AGREEMENT

As a condition and in consideration of your efforts to induce and close the merger between CellIt and Davox Corporation, you hereby agree with Davox Corporation as follows:

1.	Merger Success Fee:

Upon the consummation and closing of the merger between CellIt and Davox Corporation (the “Merger”), you will be eligible to receive a payment in the amount of Three Hundred Thousand Dollars ($300,000) (the “Merger Success Fee”) provided that you remain continuously employed by Davox Corporation for two full years following the date of the closing of the merger. If your employment is terminated either (i) by Davox Corporation for Cause (as defined below) or (ii) by you for other than a Good Reason, at any time prior to your two year anniversary date, Davox Corporation shall have no obligation or liability to pay you the Merger Success Fee or any portion thereof. However, if your employment is terminated by Davox Corporation for reasons other than Cause, at any time prior to the expiration of said two year anniversary date, Davox Corporation shall pay you the Merger Success Fee.

2.	Definitions:

(a)	For purposes of this Agreement, a termination for “Cause” shall mean (i) an action or omission by you which constitutes a willful and material breach of the executive’s employment agreement, (ii) fraud, embezzlement, misappropriation of funds or breach of trust in connection with your services hereunder, (iii) conviction of a felony crime or (iv.) a termination of employment due to performance which shall be defined as a failure to meet the essential functions of your position or a failure to deliver value to the company that is commensurate with the duties and responsibilities of your position. Any termination for Cause shall be made in writing to the Executive, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination.

(b)	For purposes of this Agreement, “Good Reason” shall mean or refer to

For purposes of this Agreement, “Good Reason” shall mean

(i)	A constructive dismissal of you by the company. For purposes of this section, a constructive dismissal may include the assignment to you of any duties inconsistent in any respect with your position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by your employment agreement, or any other action by Davox Corporation which results in a diminution in such position, authority, duties, responsibilities or compensation, for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by Davox Corporation promptly after receipt of notice thereof given by you;

(ii)	(ii) Davox Corporation requiring you to be based at any office or location other than the greater Boston or Miami Metropolitan area immediately prior to termination, except for travel reasonably required in the performance of your responsibilities.

3.	Assignment. You do not have the right to assign or delegate your rights hereunder to any other person or entity. Davox Corporation has the right to assign this Agreement by operation of law or otherwise, without notice, to any entity which acquires by merger or otherwise a majority voting interest in Company. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of Davox Corporation.

4.	Employment At-Will: You agree and acknowledge that, unless otherwise specified in writing between you and Davox Corporation, your employment with Davox Corporation is on an at-will basis, meaning that either you or Davox Corporation may terminate your employment at any time and for any or no reason with or without notice. The terms above do not create any contractual rights to employment other than at-will and relate only to CellIt’s obligation to pay you the Merger Success Fee upon the termination of your employment.

Very truly yours,

Davox Corporation

By: /s/ James D. Foy

Name: James D. Foy

Title: President & CEO

I REPRESENT THAT I HAVE READ THE FOREGOING AGREEMENT, THAT I FULLY UNDERSTAND THE TERMS AND CONDITIONS OF SUCH AGREEMENT AND THAT I AM KNOWINGLY AND VOLUNTARILY EXECUTING THE SAME. IN ENTERING INTO THIS AGREEMENT, I DO NOT RELY ON ANY REPRESENTATION, PROMISE OR INDUCEMENT MADE BY THE COMPANY OR ITS ATTORNEYS WITH THE EXCEPTION OF THE CONSIDERATION DESCRIBED IN THIS DOCUMENT.

ACCEPTED:

/s/ Alexander Tellez

Alexander Tellez

Date: January 10, 2002